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                                                                   EXHIBIT 10.18

                           CARSON PIRIE SCOTT & CO.

                           1993 STOCK INCENTIVE PLAN

                 AS AMENDED AND RESTATED AS OF MARCH 19, 1997

I. INTRODUCTION

  A. Purpose. This plan shall be known as the Carson Pirie Scott & Co. 1993 Stock Incentive Plan (the "Plan"). The Plan is designed to more closely align the interests of the executives of Carson Pirie Scott & Co. (the "Company") with the Company's shareholders and to motivate executives to improve corporate performance on a long-term basis.

  B. Effective Date. The effective date of the Plan shall be October 29, 1993. The Company intends that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule (the "Exchange Act").

II. PLAN DEFINITIONS

  The following terms shall have the meanings set forth below:

    1. "Acquisition" is defined in Section III.B.

    2. "Acquisition Consideration" is defined in Section III.B.

    3. "Award" means the grant of a stock option or restricted stock.

    4. "Board" means the Board of Directors of the Company.

    5. "Change of Control" means:

      a. the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 30% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding CPS Voting Securities"); provided, however, for purposes of this paragraph (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) of this definition of Change of Control; and provided, further, if any Person's beneficial ownership of the Outstanding CPS Voting Securities equals or exceeds 30% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30% or more of the Outstanding CPS Voting Securities; or

      b. individuals who, as of February 6, 1996, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to February 6, 1996 whose election, or nomination for election by the Company's shareholders, was approved by a

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    vote of at least a majority of the directors then comprising the
    Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

      c. the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Business Combination") excluding, however, any Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding CPS Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Companys assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding CPS Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

      d. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

    6. "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

    7. "Committee" means the Committee described in Section IV.A.

    8. "Company" is defined in Section I.A.

    9. "Common Stock" means the Company's Common Stock, $.01 par value, and such other stock as may be substituted for the Company's Common Stock pursuant to Section III.B.

    10. "Eligible Employee" means the officers and other key employees of the Company or a Subsidiary. Directors who are not full-time employees of the Company or a Subsidiary shall not be eligible to be granted Awards under this Plan. Eligibility under this Plan shall be determined by the Committee.

    11. "Exchange Act" is defined in Section I.B.

    12. "Fair Market Value" means with respect to the Common Stock, on any date (a) if the Common Stock is then listed and traded on a registered national securities exchange or is quoted in the NASDAQ National Market System, the closing price recorded in composite transactions as reported in The Wall Street Journal (Midwest Edition) for such date or the preceding business day if such date is not a business day, or (b) in the absence of reported sales or if the Common Stock is not so listed or quoted, the value of the Common Stock as determined in good faith by the Committee.

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    13. "Grantee" means any Eligible Employee who has been granted an Award under the Plan.

    14. "Option Price" is defined in Section V.B.

    15. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act.

    16. "Subsidiary" means any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent.

III. SHARES SUBJECT TO AWARD

  A. Available Shares. The total number of shares of Common Stock that may be issued under the Plan shall not exceed 2,339,130. Subject to the next sentence, shares of Common Stock subject to and not issued under Awards which expire, terminate, or are canceled or forfeited for any reason under the Plan shall again become available for the granting of Awards. The Committee may modify share usage and issuance so as to conform this Plan and any Awards to the requirements of Rule 16b-3.

  B. Adjustment Provisions.

  1. The Committee may provide, with respect to any Award, that if the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares available for Awards under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted so that the net value of such Award shall not be changed.

  2. The Committee may provide with respect to any Award that, in the case of any Acquisition (subject to the provisions of this Plan and any limitation applicable to the Award):

    a. any Eligible Employee to whom an option has been granted shall have the right thereafter and during the term of the option to receive upon exercise thereof only the Acquisition Consideration receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option or portion thereof, as the case may be, immediately prior to the Acquisition; and

    b. any Eligible Employee to whom restricted stock has been awarded shall have the right thereafter and during the term of the Award to substitute the Acquisition Consideration for the Common Stock upon which the Award is valued or in which the Award is payable.

  "Acquisition" means a sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination.

  "Acquisition Consideration" means the kind and amount of securities, cash or other property or any combination thereof receivable for one share of Common Stock upon consummation of an Acquisition.

IV. ADMINISTRATION

  A. Administration by the Committee. The Plan shall be administered by a committee designated by the Board to administer the Plan. The Committee at all times shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 and shall be comprised solely of "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code. A majority of the members of the Committee shall constitute a quorum. The

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approval of a quorum, expressed by a vote at a meeting, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

  B. Committee Powers Generally. The Committee may adopt all rules, regulations and procedures and take all other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend, or renew any Award. The Committee may also interpret the Plan and the Committee's interpretation shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

  C. Specific Committee Powers. Subject to the provisions of the Plan, the Committee shall have full and final authority to:

    1. designate the Eligible Employees to whom Awards shall be granted;

    2. grant Awards in such form and amount as the Committee shall determine;

    3. impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

    4. waive in whole or in part any or all restrictions or conditions imposed on Awards as the Committee shall deem appropriate; and

    5. prescribe from time to time the form of agreement with Eligible Employees that shall effect the Awards.

  The specific enumeration in other sections of this Plan of the Committee's powers shall not limit the Committee's power specified in this Section IV.

V. NONQUALIFIED STOCK OPTIONS

  A. General. The Committee shall determine from time to time those Eligible Employees to whom stock options shall be granted. All stock options granted under the Plan shall be nonqualified stock options. No Eligible Employee shall have any right whatsoever to receive an Award unless so determined by the Committee. Each stock option shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Section V. and such other consistent terms and conditions as the Committee may deem appropriate. A Grantee of a stock option shall not have any rights as a stockholder with respect to the shares of Common Stock covered by the stock option until the shares of Common Stock have been delivered to the Grantee in accordance with this Plan. The provisions of stock option Awards need not be the same with respect to each recipient.

  Notwithstanding anything in this Plan to the contrary, no Eligible Employee shall be granted stock options in any year that in the aggregate would be exercisable for more than 20% of the total number of shares of Common Stock that may be issued in accordance with Section III.A. of this Plan.

  B. Option Price. The price at which each share of Common Stock covered by a stock option may be purchased (the "Option Price") shall be:

    1. $10.25 per share if the stock option is granted on or before the 30th day following the consummation of the Plan of Reorganization in the cases entitled In the Matter of P. A. Bergner & Co. Holding Company, et al., Debtors (Jointly Administered Case Nos. 91-05501 to 91-05516 and 93-20736
  (RAE)) (the "Plan of Reorganization"); or

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    2. no less than one hundred percent of the Fair Market Value of the
  Common Stock at the time the stock option is granted if the stock option is granted after the 30th day following the consummation of the Plan of Reorganization.

  C. Date Option Granted. A stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the stock option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the stock option. The Committee shall cause notice of the stock option grant date to be given to the employee within a reasonable time after the Committee has authorized the Award.

  D. Period for Exercise of Options. Each stock option agreement shall state that the stock option may be exercised by the Grantee, in whole or in part, for ten years. The Committee may provide that if a Grantee's employment by the Company or a Subsidiary terminates by reason of death, disability or retirement, any stock option held by the Grantee shall be fully vested and thereafter may be exercised, during a period specified by the Committee, by the Grantee or by any beneficiary or legal representative of the estate of a disabled or deceased Grantee. The terms of any stock option agreement notwithstanding, the Committee may at any time accelerate any date on which the Grantee may exercise all or any portion of a stock option Award and otherwise waive or amend any condition of a stock option Award. All stock option Awards shall become fully vested and thereafter may be exercised in full upon a Change of Control and each stock option agreement shall reflect full vesting upon such event.

  E. Method of Exercise. Each stock option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise a stock option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the Option Price for the shares of Common Stock to be purchased. The Option Price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Common Stock which have been beneficially owned by the Grantee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the stock option. No Grantee shall be under any obligation to exercise any stock option granted under this Plan.

  F. Nontransferability. No stock option granted under the Plan shall be transferable or assignable except by last will and testament or the laws of descent and distribution. During the Grantee's lifetime, options shall be exercisable only by the Grantee or by the Grantee's guardian or legal representative.

VI. RESTRICTED STOCK

  A. Administration. Shares of Common Stock may be issued to Eligible Employees as restricted stock either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the purchase price, if any, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of restricted stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.

  B. Lapse of Restrictions. The Committee may provide, with respect to any Award of restricted stock, that the restrictions with respect to restricted stock granted under the Plan shall lapse upon the earliest of the following:
(a) three years from the date of grant or (b) a Change of Control. The terms of any restricted stock

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agreement notwithstanding, the Committee may at any time accelerate any date on which restrictions with respect to restricted stock Awards shall lapse and otherwise waive or amend any conditions of the restricted stock Award.

  C. Awards and Certificates. Each Grantee receiving a restricted stock Award shall be issued a certificate in respect of the shares of restricted stock. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the Carson Pirie Scott & Co. 1993 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Carson Pirie Scott & Co."

  The Committee may require that the certificates evidencing restricted shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by the Award.

  D. Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:

    1. Until the applicable restrictions lapse, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.

    2. The Grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Common Stock shall be paid in the form of additional restricted stock.

    3. Except to the extent otherwise provided in the applicable restricted stock agreement, all shares subject to restriction shall be forfeited by the Grantee upon termination of a Grantee's employment for any reason.

    4. If and when the applicable restrictions lapse, unlegended certificates for the restricted shares shall be delivered to the Grantee.

    5. Each Award shall be confirmed by, and be subject to the terms of, a restricted stock agreement.

VII. WITHHOLDING TAXES

  A. General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of restrictions on restricted stock. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Grantee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.

  B. Withholding from Shares to be Issued. In lieu of part or all of any such tax payment, the Grantee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require, that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold. Any such request or election by a Grantee who is subject to the provisions of Section 16 of the Exchange Act shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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VIII. GENERAL

  A. General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

  B. No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.

  C. Expiration and Termination of the Plan. Awards may be granted under the Plan at any time and from time to time, prior to the tenth anniversary of the effective date of this Plan, the date on which the Plan will expire, except as to Awards then outstanding under the Plan, which shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Awards then outstanding under the Plan.

  D. Amendments. Subject to the next sentence, the Board may from time to time amend, modify, suspend or terminate the Plan and any amendment or modification (other than an amendment to Section III.A of the Plan which changes the number of shares of Common Stock that may be issued under the Plan) will be effective with respect to all options granted under the Plan both prior to and after the time the amendment or modification becomes effective. No such action shall (a) impair without the Grantee's consent any Award theretofore granted under the Plan or deprive any Grantee of any shares of Common Stock which he or she may have acquired through or as a result of the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3.

  E. Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Illinois.

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